Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-29641, No. 333-65321, No. 333-78937, No. 333-70116, No.333-123255, No. 333-135237, No. 333-141567, No. 333-150929, No. 333-163544, and No. 333-175896) and on Form S-3 (No. 333-160974) of Green Mountain Coffee Roasters, Inc. of our report dated November 14, 2011 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, MA

November 14, 2011